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                                                                  Exhibit (a)(2)

                       LEXINGTON NATURAL RESOURCES TRUST

                CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST


The undersigned being trustees of the Lexington Natural Resources Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Trust's Amended and Restated Declaration of Trust dated July 26, 2000, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the name of the trust set forth in Section 1.1 thereof, effective April 30, 2001, as follows:

     1. Section 1.1 of the Declaration of Trust, executed on July 26, 2000, as amended, is hereby amended to read in its entirety as follows:

"Section 1.1. Name. The name of the Trust created hereby is "Pilgrim Natural Resources Trust."

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: April 11, 2001



/s/ John G. Turner                          /s/ Jock Patton
-------------------------                   -------------------------
John G. Turner                              Jock Patton

/s/ Paul S. Doherty                         /s/ David W.C. Putnam
-------------------------                   -------------------------
Paul S. Doherty                             David W.C. Putnam

/s/ Alan L. Gosule                          /s/ Blaine E. Rieke
-------------------------                   -------------------------
Alan L. Gosule                              Blaine E. Rieke

/s/ Walter H. May                           /s/ Richard A. Wedemeyer
-------------------------                   -------------------------
Walter H. May                               Richard A. Wedemeyer

/s/ Thomas J. McInerney
-------------------------
Thomas J. McInerney